CERTIFICATION

CD 2007-CD4 Commercial Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates Series CD 2007-CD4 (the “Certificates”)

I, Paul T. Vanderslice, a Managing Director of Citigroup Commercial Mortgage Securities Inc., the depositor into the above-referenced Trust, certify that:

1.           I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of CD 2007-CD4 Commercial Mortgage Trust (the “Exchange Act periodic reports”);

2.           Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.           Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.           Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank National Association as Master Servicer No.1 and Master Servicer in regards to the Ala Moana Portfolio Trust Mortgage Loan; Midland Loan Services, Inc. as Master Servicer No. 2 and as Master Servicer in regards to the Mall of America Trust Mortgage Loan; Capmark Finance Inc., as Master Servicer No. 3 and as Master Servicer in regards to the DB Americold Portfolio Trust Mortgage Loan and the JQH Hotel Portfolio B-Note Trust Mortgage Loan; LNR Partners, Inc., as Special Servicer and as Special Servicer in regards to the Mall of America Trust Mortgage Loan, the DB Americold Portfolio Trust Mortgage Loan and the JQH Hotel Portfolio B-Note Trust Mortgage Loan; CWCapital Asset Management LLC, as Special Servicer; LaSalle Bank National Association, as Certificate Administrator and as Trustee in regards to the Ala Moana Portfolio Trust Mortgage Loan; J.E. Robert Company, Inc., as Special Servicer in regards to the Ala Moana Portfolio Trust Mortgage Loan; Global Realty Outsourcing Inc. as servicing function participant; and First American Commercial Real Estate Services, Inc. as servicing function participant.

Dated: March 27, 2008

/s/ Paul Vanderslice
Paul T. Vanderslice
Managing Director
Senior Officer in Charge of Securitization of the Depositor